Merger of Equals  Creating a leading operator of retail pawn stores in the United States and Latin America June 14, 2016

1 Forward looking statements This presentation contains “forward‐looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial  performance of First Cash and Cash America. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of  similar substance used in connection with any discussion of future plans, actions or events identify forward‐looking statements. The closing of the proposed transaction is subject to the  approval of the stockholders of First Cash and Cash America, regulatory approvals and other customary closing conditions.  There is no assurance that such conditions will be met or that  the proposed transaction will be consummated within the expected time frame, or at all.  Forward‐looking statements relating to the proposed transaction include, but are not limited to:  statements about the benefits of the proposed transaction, including anticipated synergies and cost savings and future financial and operating results; future capital returns to  stockholders of the combined company; expected credit facility for the combined company; First Cash’s and Cash America’s plans, objectives, expectations, projections and intentions; the  expected timing of completion of the proposed transaction; the impact of the new CFPB rules on First Cash and Cash America; and other statements relating to the transaction that are  not historical facts. Forward‐looking statements are based on information currently available to First Cash and Cash America and involve estimates, expectations and projections.  Investors are cautioned that all such forward‐looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from  those indicated by such forward‐looking statements. With respect to the proposed transaction, these risks, uncertainties and factors include, but are not limited to: the risk that First Cash  or Cash America may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the  transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction;  the risk that required stockholder approvals may not be obtained; the risks that  condition(s) to closing of the transaction may not be satisfied; the length of time necessary to  consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost  savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction‐ related issues; the risk that costs associated with the integration of the businesses are higher than anticipated; the risk that the combined company may be unable to obtain the new  unsecured revolving credit facility on the expected terms or an alternative facility on comparable terms, if at all; and litigation risks related to the transaction.  With respect to the  businesses of First Cash and/or Cash America, including if the proposed transaction is consummated, these risks, uncertainties and factors include, but are not limited to: the effect of  future regulatory or legislative actions on the companies or the industries in which they operate and the effect of compliance with enforcement actions, orders or agreements issued by  applicable regulators; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and/or risks related to the ability to  obtain financing; economic and foreign exchange rate volatility, particularly in Latin American markets; adverse gold market or exchange rate fluctuations; increased competition from  banks, credit unions, internet‐based lenders, other short‐term consumer lenders and other entities offering similar financial services as well as retail businesses that offer products and  services offered by First Cash and Cash America; decrease in demand for First Cash’s or Cash America’s products and services; public perception of First Cash’s and Cash America’s  business and business practices; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the  announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, management and other employees; risks related to any current or  future litigation proceedings; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; reliance on and  integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber‐attacks or fraudulent activity on First Cash’s or Cash  America’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the potential of  international unrest, economic downturn or effects of currencies, tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments,  anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.  Additional information concerning other risk factors is also contained in First Cash’s and Cash America’s most recently filed Annual Reports on Form 10‐K, subsequent Quarterly Reports  on Form 10‐Q, Current Reports on Form 8‐K, and other Securities and Exchange Commission (“SEC”) filings. Many of these risks, uncertainties and assumptions are beyond First Cash’s or Cash America’s ability to control or predict. Because of these risks, uncertainties and assumptions, you  should not place undue reliance on these forward‐looking statements. Furthermore, forward‐looking statements speak only as of the information currently available to the parties on the  date they are made, and neither First Cash nor Cash America undertakes any obligation to update publicly or revise any forward‐looking statements to reflect events or circumstances  that may arise after the date of this presentation. Neither First Cash nor Cash America gives any assurance (1) that either First Cash or Cash America will achieve its expectations, or (2)  concerning any result or the timing thereof. All subsequent written and oral forward‐looking statements concerning First Cash, Cash America, the proposed transaction, the combined  company or other matters and attributable to First Cash or Cash America or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

2 Additional information and where to find it This presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with  respect to the proposed transaction between First Cash and Cash America or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of  applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed  transaction between First Cash and Cash America will be submitted to the respective stockholders of First Cash and Cash America for their consideration. First Cash will file with the SEC a  registration statement on Form S‐4 that includes a joint proxy statement of First Cash and Cash America that also constitutes a prospectus of First Cash. First Cash and Cash America will  deliver the joint proxy statement/prospectus to their respective stockholders as required by applicable law. First Cash and Cash America also plan to file other documents with the SEC  regarding the proposed transaction. This presentation is not a substitute for any prospectus, proxy statement or any other document which First Cash or Cash America may file with the  SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF FIRST CASH AND CASH AMERICA ARE URGED TO READ THE JOINT PROXY  STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE  THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST CASH, CASH AMERICA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to  obtain free copies of the joint proxy statement/prospectus and other documents containing important information about First Cash and Cash America, once such documents are filed with  the SEC, through the website maintained by the SEC at www.sec.gov. First Cash and Cash America make available free of charge at www.firstcash.com and www.cashamerica.com,  respectively (in the “Investor” or “Investor Relations” section, as applicable), copies of materials they file with, or furnish to, the SEC. Participants in the Merger Solicitation First Cash, Cash America, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the  solicitation of proxies from the stockholders of First Cash and Cash America in connection with the proposed transaction. Information about the directors and executive officers of First  Cash is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 30, 2015.  Information about the directors of Cash America is set  forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 7, 2016, and information about the executive officers of Cash America is set  forth in Cash America’s Annual Report on Form 10‐K, which was filed with the SEC on February 26, 2016.  These documents can be obtained free of charge from the sources indicated  above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by  security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Regulation G This presentation includes certain financial information that does not conform to generally accepted accounting principles (GAAP). Management of the companies believe that an analysis  of this data is meaningful to investors because it provides insight with respect to comparisons of the ongoing operating results of the companies. These measures should not be viewed as  an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in  conjunction with the respective companies most recently filed Annual Reports on Form 10‐K, Quarterly Reports on Form 10‐Q and Current Reports on Form 8‐K. These reports are  available on our respective websites. Reconciliations of non‐GAAP measures to GAAP measures are also included with this presentation.

Synergies estimate update

Additional annual operating synergies	▪ First Cash and Cash America have identified additional operating cost synergies of ~$10mm, increasing expected annual operating cost savings to ~$45mm from ~$35mm – Additional synergies are related to updated estimates of technology and other administrative cost savings
Additional annual depreciation and amortization savings	▪ First Cash and Cash America have identified additional annual depreciation and amortization ("D&A") savings of ~$5mm, increasing expected annual D&A savings to ~$20mm from ~$15mm as disclosed at announcement on 4/28/16 – Additional D&A savings are related to updated estimates of values and expected useful lives for other property / equipment and certain intangible assets
Accelerated synergies realization	▪ ~$45mm of the ~$65mm in total synergies are expected to be fully realized in 2017(1) – The full ~$65mm in total synergies are expected to be realized in 2018
Increased earnings accretion	▪ With the new synergies estimate, 2017E EPS(2) is expected to be accretive to First Cash and Cash America by +20% and +50%, respectively, compared to +10% and +35% as disclosed at announcement on 4/28/16
Other potential synergies	▪ The estimates do not include additional potential long-term store-level synergies related to: – Productivity gains and other cost efficiencies by implementation of the First Cash point of sale platform in the Cash America stores – Revenue synergies and operational improvements related to consolidating best practices and compensation plans

(1) Assumes closing on or about 10/1/16; there is no assurance that the closing will occur by that date.
(2) Based on pro forma diluted weighted average shares outstanding of 48.6mm; considers ~$65mm of run-rate cost synergies.

FIRST CASH 3 Cash America

Transaction overview

First Cash Financial Services and Cash America International announce a merger of equals

Transaction structure	▪ 100% stock-for-stock ▪ Tax-free transaction
Fixed exchange ratio	▪ 0.840x FCFS shares for each CSH share
Pro forma market cap.	▪ Approximately $2.3 billion as of 6/10/2016
Pro forma ownership	▪ 58% FCFS; 42% CSH
Board composition (7 Directors)	▪ FCFS to appoint three directors ▪ CSH to appoint three directors ▪ A former FCFS director endorsed by Cash America
Leadership	▪ Dan Feehan: Chairman ▪ Rick Wessel: CEO and Vice Chairman ▪ Brent Stuart: President and COO ▪ Doug Orr: CFO
Expected synergies	▪ ~$65mm annual run rate synergies expected to be largely phased-in in 2017, and completed in 2018[1]
Expected dividend	▪ Expected annual dividend per share of $0.76 represents ~50% increase to FCFS and ~100% to CSH ▪ The combined company expects to maintain a dividend policy that optimizes long term total return to shareholders
Company name and headquarters	▪ Merged company will be renamed FirstCash, Inc. ▪ Headquartered at existing CSH headquarters in Fort Worth, Texas
Closing	▪ Expected in the second half of 2016 ▪ Pending approvals: Hart-Scott-Rodino Act, FCFS shareholders, CSH shareholders

(1) Assumes closing on or about 10/1/16; there is no assurance that the closing will occur by that date.

FIRST CASH

4

Cash America

A strong platform with premier, proven management team

Well positioned for greater success and value creation than either company could achieve on its own

Compelling strategic benefits	■ Enhanced scale and geographic reach: creates leading operator of more than 2,000 retail pawn stores in the United States and Latin America with operations in four countries ■ Strong cash flow and financial flexibility – Financial strength to enhance expansion plans in growing Latin American market – Strong cash flows to support capital returns to shareholders – Leverage neutral transaction where synergies will significantly improve the credit profile of the business ■ Proven leadership team with successful integration track record
Compelling financial benefits	■ Significantly accretive transaction to both companies driving: – $289mm LTM 1Q'16 adjusted pro forma EBITDA[1] for the combined entity – 2017E EPS[2] accretion of +20% to First Cash and +50% to Cash America (this is in addition to expected standalone 2017 earnings growth for both companies) – $0.76 expected annual dividend per share represents ~50% increase for First Cash and ~100% increase for Cash America shareholders ■ ~$65mm annual run rate cost synergies expected to be largely phased-in in 2017, and completed in 2018[3]

(1) Considers ~$45mm of run-rate operating cost synergies. See footnotes (2) and (3) on page 7 and the appendix.

(2) Based on pro forma diluted weighted average shares outstanding of 48.6mm; considers ~$65mm of run-rate cost synergies.

(3) Assumes closing on or about 10/1/16; there is no assurance that the closing will occur by that date.

FIRST CASH

5

CashAmerica

6 45%55% 100% 78% 22% Natural partners with scale in complementary geographies and  business lines Store count by  geographic region Pro forma 337  936  819   1,156   (55%) 936   (45%) 1,273 819 2,092Latin America U.S. (Q1 2016 LTM figures; $ in millions) $656 $948 $1,604 Core revenue  breakdown by  geographic region Latin America U.S. Pawn fees Consumer loans and  credit services fees Merchandise sales 68% 28% 4% 61% 31% 8% 64% 30% 6% $712 $1,035 $1,747 Revenue breakdown  by product

7 Powerful financial combination (1) Does not include purchase accounting adjustments other  than write‐off of capitalized IT development costs and other  depreciation adjustments. (2) FCFS’s adjusted EBITDA denotes earnings before  depreciation, amortization, interest, provision or benefit for  income taxes, and certain non‐recurring charges. Non‐GAAP  measure; see appendix. Revenue $712 $1,035 $1,747 Adjusted EBITDA $129 (2) $115 (3) $289 (4) Net income $57 $30  $129 (5) Pawn receivables $127 $211   $338 Total debt /  adjusted EBITDA 1.9x 1.6x 1.5x  (4) Pro forma Market cap.  (6/10/16) $1.3bn $1.0bn $2.3bn (Q1 2016 LTM figures; $ in millions) (3) CSH’s adjusted EBITDA denotes earnings before  depreciation, amortization, interest, provision or benefit for  income taxes, foreign currency transaction gains or losses,  loss on early extinguishment of debt, gain on disposition of  equity securities and certain other charges. Non‐GAAP  measure; see appendix. (4) Considers ~$45mm of run‐rate operating cost synergies.  (5) Considers ~$65mm of run‐rate total cost synergies.  (1)

8 Annual  depreciation and  amortization  savings  ~$20 million, primarily from  technology platform synergies Annual operating  cost synergies  ~$45 million, primarily from  technology, finance and other  administrative synergies  No contemplated store  closings Estimated synergies and integration costs Estimated amounts Adjusted EBITDA Pre‐tax earnings One‐time integration costs  ~$28 million +~$45mm +~$65mm  ~$25 million of  synergies  expected to be  phased‐in in  2017(1) Timing  Immediate  Over 3 years (1) Assumes closing on or about 10/1/16; there is no assurance that the closing will occur by that date.

9 Enhanced scale with limited overlap  Combined entity will have over 2,000 stores  − 1,156 stores across 26 states in the U.S. with 936 stores in Latin America Mexico operations – all statesU.S. operations – 26 states Central America operations 33 12 27 6 35 7 438 18 25 25 44 120 26 44 41 27 468 77 24 3 31 1 6 29 3 Top 10 states by store count WA ID CA NV OR AZ CO MT NM UT WY TX KS OK IL IN IA MN NE ND SD WI MS AL AR KY LA MO FL GA NC SC VA OH CT ME MI NH NY PA VT MA NJ MD WV RI DE TN AK DC HI Guatemala 32 El Salvador 13 Baja California Baja California Sur Sinaloa Sonora Chihuahua Coahuila Nuevo Leon Tamaulipas Quintana Roo Yucatan San Luis Potosi Campeche Chiapas Tabasco Oaxaca Morelos Estado de Mexico Guerrero Durango Nayarit Zacatecas Aguascalientes Jalisco Colima Michoacán Guanajuato Puebla 891 Estado de  Ciudad de  Mexico Veracruz Queretaro Tlaxcala Hidalgo

10  Existing Latin American growth profile  remains in place − First Cash reported Q1 2016 revenue  growth of 28% on a constant currency  basis  Substantial infrastructure and cash flows to  accomplish new acquisitions and de novo  expansion  Significant runway for store openings and  strategic acquisitions in Mexico   Looking strategically for additional expansion  and acquisition opportunities in other Latin  American markets Ongoing growth strategy French Guiana Suriname Guyana Panama Costa Rica Nicaragua El Salvador Honduras Guatemala Argentina Bolivia Brazil Chile Colombia Ecuador Peru Uruguay Venezuela Mexico Paraguay Belize U.S.  growth strategy  Continued focus on growth in selected  markets with favorable demographics  U.S. growth will be driven by smaller  opportunistic acquisitions Latin America  growth strategy Latin America will be the primary store growth vehicle ‐ significant untapped potential in the region Existing country presence Near‐term expansion  opportunities

11 Expected combined company long term credit facility  Pro forma balance sheet and cash flows of combined company will enhance credit profile − ~$2.0bn in assets − ~$1.3bn in equity − Debt to equity ratio less than 0.5 to 1  First Cash and Cash America have engaged Wells Fargo to arrange a new unsecured revolving credit facility  Wells Fargo has been advised that, subject to satisfactory documentation and other customary conditions, a  commercial lending group of approximately eight lenders will provide the new unsecured revolving credit facility under  the terms below: − Facility amount: ~$400mm with $100mm upsize capacity with lender approvals − Maturity: 5 years − Interest: LIBOR + 2.50% − Funding effective upon closing of merger

12 Target revenue mix (next 3‐5 years) Limited exposure to new CFPB rules  On June 2, 2016, the U.S. Consumer Financial Protection Bureau (CFPB) released its proposed rules that affect payday  loans, auto title loans, deposit advance products and certain high‐cost installment and open‐end loans − The proposed rules include, among other things: − Additional underwriting requirements − Cooling‐off periods between certain loans − Limitations to prevent the sustained use of certain loans such as capping the number of rollovers − Restrictions on collection practices  Traditional pawn loans are excluded from the scope of the new CFPB rules  Pawn loans differentiated from most consumer loan products subject to the proposed rules as they are: − Non recourse loans − Have significantly smaller average loan sizes − Do not involve collection activities, ACH transactions or negative credit reporting 94% 6% 97% 3% Consumer lending Pawn operations Q1 2016 LTM Pro forma combined revenue mix is primarily pawn related

Significant franchise and shareholder value

1. Creation of leading operator of retail pawn stores with over 2,000 stores in the United States and Latin America
2. Financial strength to enhance expansion plans in Latin America and to support capital returns to shareholders
3. $289mm LTM 1Q'16 adjusted EBITDA[1] for the combined entity; $129mm for FCFS and $115mm for CSH
4. 2017E EPS[2] accretion of +20% to First Cash and +50% to Cash America
5. $0.76 expected annual dividend per share; ~50% increase for FCFS and ~100% increase for CSH shareholders
6. Leverage neutral transaction where synergies will significantly improve the credit profile of the combined company
7. Merger combines the most experienced leadership in the industry focused on growth execution and driving shareholder value

(1) Considers ~$45mm of run-rate operating cost synergies. See appendix.
(2) Based on pro forma diluted weighted average shares outstanding of 48.6mm; considers ~$65mm of run-rate cost synergies.

FIRST CASH
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Cash America

Appendix 14

15 Adjusted net income and adjusted earnings per share First Cash Financial Services, Inc. Three months ended March 31, 2016 2015 ($ in thousands, except per share data) $ Per diluted share $ Per diluted share Net income $13,174 $0.47 $16,788 $0.59 Adjustments, net of tax: Non‐recurring restructuring expenses related to U.S.  consumer loan operations – – 90 – Non‐recurring store acquisition expenses 260 0.01 46 – Adjusted net income $13,434 $0.48 $16,924 $0.59

16 Adjusted EBITDA First Cash Financial Services, Inc. Three months ended  March 31, Trailing twelve months  ended March 31, ($ in thousands) 2016 2016 Net income $13,174 $57,096 Provision for income taxes 6,487 25,857 Depreciation and amortization(1) 4,937 17,925 Interest expense 4,460 17,327 Interest income (274) (1,496) EBITDA $28,784 $116,709 Adjustments: Non‐recurring restructuring expenses related to U.S.  consumer loan operations – 8,749 Non‐recurring store acquisition expenses 400 3,210 Adjusted EBITDA $29,184 $128,668 (1) For the three months and trailing twelve months ended March 31, 2015, excludes $89k of depreciation and amortization and for the trailing twelve  months ended March 31, 2016, excludes $404k of depreciation and amortization, which are included in the non‐recurring restructuring expenses  related to U.S. consumer loan operations.

17 Adjusted earnings and adjusted earnings per share Cash America International, Inc. Three months ended March 31, 2016 2015 ($ in thousands, except per share data) $ Per diluted share $ Per diluted share Net income and diluted net income per share  $10,633 $0.42 $7,845 $0.27 Adjustments, net of tax: Loss on early extinguishment of debt 7 – – – Gain on disposition of equity securities (75) – (81) – Reorganization expenses – – 537 0.02 Adjusted net income and adjusted diluted net income per  share $10,565 $0.42 $8,301 $0.29 Other adjustments, net of tax: Intangible asset amortization $968 $0.04 $1,029 $0.04 Non‐cash equity‐based compensation 1,117 0.04 1,006 0.03 Foreign currency transaction gain – – (25) – Adjusted earnings and adjusted earnings per share $12,650 $0.50 $10,311 $0.36

18 Adjusted EBITDA Cash America International, Inc. Three months ended  March 31, Trailing twelve months  ended March 31, ($ in thousands) 2016 2016 Net income  $10,633 $30,354 Provision for income taxes 5,322 15,888 Gain on disposition of equity securities (117) (1,679) Loss on early extinguishment of debt 11 618 Foreign currency transaction loss (gain) – 7 Interest expense, net 3,899 14,614 Depreciation and amortization  13,505 55,237 Adjustments: Reorganization expenses – – Loss on divestitures – – 2013 Litigation Settlement – – Adjusted EBITDA $33,253 $115,039